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                                                                     Exhibit 4.1


                           CRESTONE ENERGY CORPORATION
                             1996 STOCK OPTION PLAN

                               SECTION 1: PURPOSE

         The purpose of the Crestone Energy Corporation 1996 Stock Option Plan (the "Plan") is to further the growth and development of Crestone Energy Corporation (the "Company") by affording an opportunity for stock ownership in Benton Oil and Gas Company ("Benton"), which is the ultimate corporate parent of the Company, to selected employees, directors and consultants of the Company and its Subsidiaries who are responsible for the conduct and management of its business or who are involved in endeavors significant to its success.

                             SECTION 2: DEFINITIONS

         Unless otherwise indicated, the following words when used herein shall have the following meanings:

         (a) "Board of Directors" shall mean the Board of Directors of Benton.

         (b) "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

         (c) "Common Stock" shall mean the common stock, par value $.01 per share, of Benton and any share or shares of Benton's stock hereafter issued or issuable in substitution for such Common Stock.

         (d)      "Director" shall mean a member of the Board of Directors.

         (e) "Incentive Stock Option" shall mean any option granted to an eligible employee under the Plan, which the Company intends at the time the option is granted to be an Incentive Stock Option within the meaning of Section 422 of the Code.

         (f) "Merger" shall mean the merger of CEC Acquisition Company ("CEC"), an indirect wholly-owned subsidiary of Benton, with and into the Company, of which the Company is the surviving corporation.

         (g) "Merger Agreement" shall mean the Agreement and Plan of Merger, dated as of September 20, 1996, by and among Benton, CEC and the Company, as from time to time amended.


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         (h)      "Nonqualified Stock Option" shall mean any option granted to an eligible employee, director or consultant of the Company and its Subsidiaries under the Plan which is not an Incentive Stock Option.

         (i) "Option" shall mean and refer collectively to Incentive Stock Options and Nonqualified Stock Options.

         (j) "Optionee" shall mean any employee, Director or consultant who is granted an Option under the Plan. "Optionee" shall also mean the personal representative of an Optionee and any other person who acquires the right to exercise an Option by bequest or inheritance.

         (k) "Subsidiary" shall mean a subsidiary corporation of Benton or the Company, as the context requires, as defined in Section 425(f) of the Code.

                            SECTION 3: EFFECTIVE DATE

         The effective date of the Plan is the effective date of the Merger; provided, however, that if any Incentive Stock Options are granted under the Plan, then the Plan must be adopted, approved and ratified by the stockholders of Benton within twelve (12) months of the first grant of Incentive Stock Options.

                            SECTION 4: ADMINISTRATION

         4.1 Administrative Committee. The Plan shall be administered by a committee appointed by and serving at the pleasure of the Board of Directors, consisting of not less than two Directors who are not officers or otherwise employed by Benton, the Company or any of their Subsidiaries (the "Committee"). The Board of Directors may from time to time remove members from or add members to the Committee, and vacancies on the Committee, howsoever caused, shall be filled by the Board of Directors. If there are less than two Directors who are eligible to serve on the Committee, the Board of Directors shall appoint a Committee composed of all Directors who are eligible to serve and one or more other persons who would be eligible to serve if they were Directors.

         4.2 Committee Meetings and Actions. The Committee shall hold meetings at such times and places as it may determine. A majority of the members of the Committee shall constitute a quorum, and the acts of the majority of the members present at a meeting or a consent in writing signed by all members of the Committee shall be the acts of the Committee and shall be final, binding and conclusive upon all persons, including Benton, the Company, their Subsidiaries, their shareholders, and all persons having any interest in Options which may be or have been granted pursuant to the Plan.

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         4.3 Powers of Committee. The Committee shall have the full and exclusive right to grant and determine terms and conditions of all Options granted under the Plan and to prescribe, amend and rescind rules and regulations for administration of the Plan. In granting Options, the Committee shall take into consideration the contribution the Optionee has made or may take to the success of the Company or its Subsidiaries and such other factors as the Committee shall determine.

         4.4 Interpretation of the Plan. The determination of the Committee as to any disputed question arising under the Plan, including questions of construction and interpretation, shall be final, binding and conclusive upon all persons, including Benton, the Company, their Subsidiaries, their shareholders, and all persons having any interest in Options which may be or have been granted pursuant to the Plan.

         4.5 Indemnification. Each person who is or shall have been a member of the Committee or of the Board of Directors shall be indemnified and held harmless by Benton and the Company against and from any loss, cost, liability or expense that may be imposed upon or reasonably incurred by him in connection with or resulting from any claim, action, suit or proceeding to which he may be a party or in which he may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him in settlement thereof, with the Company's and Benton's approval, or paid by him in satisfaction of a judgment in any such action, suit or proceeding against him, provided he shall give the Company and Benton an opportunity, at its own expense, to handle and defend the same before he undertakes to handle and defend it on his own behalf. The foregoing right of indemnification shall not be exclusive of, and is in addition to, any other rights of indemnification to which any person may be entitled under the Articles or Certificate of Incorporation or Bylaws of the Company or Benton, as a matter of law or otherwise, or any power that the Company or Benton may have to indemnify them or hold them harmless.

                      SECTION 5: STOCK SUBJECT TO THE PLAN

         5.1 Number. The aggregate number of shares of Common Stock which may be issued under Options granted pursuant to the Plan shall not exceed 135,714 shares. Shares which may be issued under Options may consist, in whole or in part, of authorized but unissued stock or treasury stock of Benton not reserved for any other purpose.

         5.2 Unused Stock. If any outstanding Option under the Plan expires or for any other reason ceases to be exercisable, in whole or in part, the shares which were subject to such Option and as to which the Option had not been exercised shall no longer be available under the Plan.

         5.3 Adjustment for Change in Outstanding Shares. If there is any change, increase or decrease, in the outstanding shares of Common Stock which is effected without receipt of additional consideration by Benton, by reason of a stock dividend,

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recapitalization, merger, consolidation, stock split, combination or exchange of stock, or other similar circumstances, or if there is any corporate transaction, such as a spin-off or other distribution of stock or property by Benton or any of its Subsidiaries or any complete or partial liquidation of Benton, then in each such event the Committee shall make an appropriate adjustment in the aggregate number of shares of stock available under the Plan, the number of shares of stock subject to each outstanding Option and the option prices; provided, however, that fractional shares shall be rounded to the nearest whole share. The Committee's determinations in making adjustments shall be final and conclusive.

         5.4 Reorganization or Sale of Assets. If Benton is merged or consolidated with another corporation and Benton is not the surviving corporation, or if all or substantially all (which for purposes of this Section
5.4 shall include without limitation more than 50% in fair market value; of the assets of Benton are acquired by another entity, or if Benton is liquidated or reorganized, the Committee shall, as to outstanding Options, either (1) make appropriate provision for the protection of any such outstanding Options by the substitution on an equitable basis of appropriate stock of Benton, or of the merged, consolidated or otherwise reorganized corporation which will be issuable in respect of the Common Stock, provided that no additional benefits shall be conferred upon Optionees as a result of such substitution, and the excess of the aggregate fair market value of the shares subject to the Options immediately after such substitution over the purchase prices thereof is not more than the excess of the aggregate fair market value of the shares subject to such Options immediately before such substitution over the purchase price thereof, or (2) upon written notice to the Optionees, provide that all unexercised Options must be exercised within a specified number of days of the date of such notice or they will be terminated.

                             SECTION 6: ELIGIBILITY

         All full or part-time employees of the Company and its Subsidiaries who are responsible for the conduct and management of its business or who are involved in endeavors significant to its success shall be eligible to receive both Incentive Stock Options and Nonqualified Stock Options under the Plan. Consultants and directors of the Company who are neither full nor part-time employees of the Company or its Subsidiaries but who are involved in endeavors significant to its success shall be eligible to receive Nonqualified Stock Options, but not Incentive Stock Options, under the Plan.

                           SECTION 7: GRANT OF OPTIONS

         7.1 Grant of Options. The Committee may from time to time in its discretion determine which of the eligible employees, directors and consultants of the Company or its Subsidiaries should receive Options, the type of Options to be granted (whether Incentive Stock Options or Nonqualified Stock Options), the number of shares subject to such Options, the Option price (subject to the limitations of Sections 7.3 and 7.6), the


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term of the Options, and the dates on which such Options are to be granted. No employee may be granted Incentive Stock Options to the extent that the aggregate fair market value (determined as of the time each Option is granted) of the Common Stock with respect to which any such Options are exercisable for the first time during a calendar year (under all incentive stock option plans of the Company and its Subsidiaries) would exceed $100,000.

         7.2 Option Agreement. Each Option granted under the Plan shall be evidenced by a written Option Agreement setting forth the terms upon which the Option is granted. Each Option Agreement shall designate the type of Options being granted (whether Incentive Stock Options or Nonqualified Stock Options) and shall state the number of shares of Common Stock, as designated by the Committee, to which that Option pertains. More than one Option may be granted to an eligible person.

         7.3 Option Price. The option price per share of Common Stock under each Option shall be $7.00.

         7.4 Duration of Options. Each Option shall be of a duration as specified in the Option Agreement; provided, however, that the term of each Option shall be no more than ten years from the date on which the Option is granted and shall be subject to early termination as provided herein.

         7.5 Additional Limitations on Grant. No Incentive Stock Option shall be granted to an employee who, at the time the Incentive Stock Option is granted, owns stock (as determined in accordance with Section 425(d) of the Code) representing more than 10% of the total combined voting power of all classes of stock of Benton, unless the option price of such Incentive Stock Option is at least 110% of the fair market value (determined as of the day the Incentive Stock Option is granted) of the stock subject to the Incentive Stock Option and the Incentive Stock Option by its terms and is not exercisable more than five years from the date it is granted.

         7.6 Other Terms and Conditions. Options may contain such other provisions, which shall not be inconsistent with the Plan, as the Committee shall deem appropriate, including, without limitation, provisions that relate the Optionee's ability to exercise an Option to the passage of time or the achievement of specific goals established by the Committee.

                         SECTION 8: EXERCISE OF OPTIONS

         8.1 Manner of Exercise. Subject to the limitations and conditions of the Plan or the Option Agreement, an Option shall be exercisable, in whole or in part, from time to time, by giving written notice of exercise to the Secretary of Benton, which notice shall specify the number of shares of Common Stock to be purchased and shall be accompanied by (1) payment in full to Benton of the purchase price of the shares to be purchased, plus (2) payment of such amounts as Benton shall determine to be


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sufficient to satisfy any liability it may have for any withholding of federal, state or local income or other taxes incurred by reason of the exercise of the Option, (3) a representation meeting the requirements of Section 11.2 if requested by Benton, and (4) a Stock Restriction Agreement meeting the requirements of Section 11.3 if requested by Benton. Payment for shares shall be in the form of either (A) cash, (B) a personal, certified or bank cashier's check to the order of Benton, (C) shares of the Common Stock, properly endorsed to Benton, in an amount the fair market value of which on the date of receipt by Benton (as determined in accordance with Section 7.4) equals or exceeds the aggregate option price of the shares with respect to which the Option is being exercised, or (D) in any combination thereof; provided, however, that payment shall be in such form as the Committee may from time to time determine, whether before or after exercise of the Option.

         8.2 Acceleration of Exercise Period. Notwithstanding any vesting requirements contained in any Option Agreement, all outstanding Options shall become immediately exercisable (1) at such time as a third person, including a "group" as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), becomes the beneficial owner of shares of Benton having 50% or more of the total number of votes that may be cast for the election of Directors of Benton, or (2) on the date on which the stockholders of Benton approve (i) any agreement for a merger or consolidation in which Benton will not survive as an independent corporation or (ii) any sale, exchange or other disposition of all or substantially all of Benton's assets, or (3) on the effective date of any sale, exchange or other disposition of greater than 50% in fair market value of the Benton's assets. The Committee's reasonable determination as to whether such an event has occurred shall be final and conclusive.

                      SECTION 9: TERMINATION OF EMPLOYMENT

         9.1 Termination Other than upon Death. Except as provided in Section 9.2 hereof, the termination of an Optionee's employment with the Company or a Subsidiary shall not cause the early termination of an Option or otherwise affect the period of time the Option remains exercisable. Any Options exercisable as of the date of termination shall remain exercisable after termination for the term of the Option, subject to Section 9.2 hereof. For purposes of this Section 9.1, the termination of employment shall be deemed to include the termination of a director's service as a member of the board of directors of the Company and the termination of a consulting arrangement in the case of consultants.

         9.2 Termination By Death of Optionee. Upon the death of an Optionee, the personal representatives of the Optionee's estate or the person or persons who shall have acquired the Option from the Optionee by bequest or inheritance may exercise the Option at any time within the year after the date of death but not later than the expiration date of the Option, to the extent the Optionee was entitled to do so on the date of death. Any Options not exercisable as of the date of death and any Options or


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portions of Options of deceased Optionees not exercised as provided herein shall terminate.

                    SECTION 10: NON-TRANSFERABILITY OF OPTION

         Options granted pursuant to the Plan are not transferable by the Optionee other than by will or the laws of descent and distribution and Options shall be exercisable during the Optionee's lifetime only by the Optionee. Upon any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of the Option contrary to the provisions hereof, or upon the levy of any attachment or similar process upon the Option, the Option shall immediately become null and void.

                         SECTION 11: ISSUANCE OF SHARES

         11.1 Transfer of Shares to Optionee. As soon as practicable after the Optionee has given Benton written notice of exercise of an Option and has otherwise met the requirements of Section 8.1, Benton shall issue or transfer to the Optionee the number of shares of Common Stock as to which the Option has been exercised and shall deliver to the Optionee a certificate or certificates therefor, registered in the Optionee's name. In no event shall Benton be required to transfer fractional shares to the Optionee, and in lieu thereof, Benton may pay an amount in cash equal to the fair market value of such fractional shares on the date of exercise. If the issuance or transfer of shares by Benton would for any reason, in the opinion of counsel for Benton, violate any applicable federal or state laws or regulations, Benton may delay issuance or transfer of such shares to the Optionee until compliance with such laws can reasonably be obtained.

         11.2 Investment Representation. Upon demand by Benton, the Optionee shall deliver to the Company a representation in writing that the purchase of all shares with respect to which notice of exercise of the Option has been given by the Optionee is being made for investment only and not for resale or with a view to distribution, and containing such other representations and provisions with respect thereto as Benton may require. Upon such demand, delivery of such representation promptly and prior to the transfer or delivery of any such shares and prior to the expiration of the option period shall be a condition precedent to the right to purchase such shares.

         11.3 Stock Restriction Agreement. Upon demand by Benton, the Optionee shall execute and deliver to Benton a Stock Restriction Agreement in such form as Benton may provide at the time of exercise of the Option. Such Agreement may include, without limitation, restrictions upon the Optionee's right to transfer shares, including the creation of an irrevocable right of first refusal in Benton and its designees, and provisions requiring the Optionee to transfer the shares to Benton or Benton's designees upon a termination of employment. Upon such demand, execution of the Stock Restriction Agreement by the Optionee prior to the transfer or delivery of any shares and prior to the expiration of the option period shall be a condition precedent to


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the right to purchase such shares, unless such condition is expressly waived in writing by the Company.

                             SECTION 12: AMENDMENTS

         The Board of Directors may at any time and from time to time alter, amend, suspend or terminate the Plan or any part thereof as it may deem proper, except that no such action shall diminish or impair the rights under an Option previously granted, and except that such alteration, amendment, suspension or termination of the Plan shall be subject to the approval of the Benton's stockholders within one year after such action by the Board of Directors if such stockholder approval is required by any federal or state law or regulation or the rules of any stock exchange or stock market on which the Common Stock may be listed or quoted, or if the Board of Directors in its discretion determines that obtaining such stockholder approval is for any reason advisable. Unless the stockholders of Benton shall have given their approval (if such approval is required or desired as provided in the immediately preceding sentence), the total number of shares for which Options may be issued under the Plan shall not be increased, except as provided in Section 5.3, and no amendment shall be made which reduces the price at which the Common Stock may be offered under the Plan below the minimum required by 7.3, except as provided in Section 5.3, or which materially modifies the requirements as to eligibility for participation in the Plan. Subject to the terms and conditions of the Plan, the Board of Directors may modify, extend or renew outstanding options granted under the Plan, or accept the surrender of outstanding Options to the extent not theretofore exercised and authorize the granting of new Options in substitution therefor, except that no such action shall diminish or impair the rights under an Option previously granted with the consent of the Optionee.

                            SECTION 13: TERM OF PLAN

         This Plan shall terminate on October 14, 2000; provided, however, that the Board of Directors may at any time prior thereto suspend or terminate the Plan.

                        SECTION 14: RIGHTS AS STOCKHOLDER

         An Optionee shall have no rights as a stockholder of Benton with respect to any shares of Common Stock covered by an Option until the date of the issuance of the stock certificate for such shares.

                    SECTION 15: NO SPECIAL EMPLOYMENT RIGHTS

         Nothing contained in this Plan or in any Option granted under the Plan shall confer upon any Optionee any right with respect to the continuation of such Optionee's employment by the Company or any Subsidiary or interfere in any way with the right of the Company or any Subsidiary, subject to the terms of any separate employment agreement to the contrary, at any time to terminate such employment or to increase or


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decrease the compensation of the Optionee from the rate in existence at the time of the grant of the Option.

                            SECTION 16: GOVERNING LAW

         Options granted under this Plan shall be construed and shall take effect in accordance with the laws of the State of Colorado.

                     SECTION 17: COMPLIANCE WITH RULE 16b-3

         It is the intent of Benton that the Plan comply in all respects with Rule 16b-3 under the Exchange Act in connection with any award granted to a person who is subject to Section 16 of the Exchange Act. Accordingly, if any provision of the Plan or any agreement hereunder does not comply with the requirements of Rule 16b-3 as then applicable to any such person, such provision shall be construed or deemed amended to the extent necessary to conform to such requirements with respect to such person.

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